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                                                                      EXHIBIT 99
                         ABERCROMBIE & FITCH CO. REPORTS
                         FEBRUARY SALES INCREASE OF 33%;
                     COMPARABLE STORE SALES INCREASE OF 19%

NEW ALBANY, OHIO, MARCH 3, 2005: Abercrombie & Fitch Co. (NYSE: ANF) today reported net sales of $159.9 million for the four-week period ended February 26, 2005, a 33% increase over last year's sales of $120.6 million for the four-week period ended February 28, 2004. Comparable store sales for February increased 19% over the same period last year.

FEBRUARY 2005 HIGHLIGHTS

      -     Total Company net sales increased 33%

      -     Total Company comparable store sales increased 19%

      -     Abercrombie & Fitch comparable store sales increased 14%

      -     Hollister Co. comparable store sales increased 26%

      -     abercrombie comparable store sales increased 35%

MERCHANDISE RESULTS

The Company reported that February comparable store sales increased 19% for the month driven by strong sales of the spring assortment.

In the Abercrombie & Fitch brand, comparable store sales increased 14% for the month driven by strong sales in men's and women's denim, fleece and graphic tee-shirts, women's sweaters and men's woven shirts and polos.

The Hollister brand continues to perform extremely well with comparable store sales up 26% over last year. Both guys and girls reported strong comparable store sales across most key product classifications.

The Company's kids brand, abercrombie, reported same store sales increased 35% over last year. Sales were extremely strong throughout the merchandise assortment in both the girls and boys businesses.

The Company operated 356 Abercrombie & Fitch stores, 170 abercrombie stores, 257 Hollister Co. stores and 4 RUEHL stores at the end of February. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

To hear Abercrombie & Fitch's prerecorded February sales message, please dial
(800) 395-0662, or internationally dial (402) 220-1262.

                                     # # # #

For further information, call: Thomas D. Lennox
                               Director, Investor Relations and Corporate
                               Communications (614) 283-6751

                               Or

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                               Mike Woodworth
                               Senior Financial Analyst, Investor Relations
                               (614) 283-6156

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made in this Press Release or made by management of A&F, during the fourth quarter earnings conference call and webcast or otherwise, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and those described in A&F's other filings with the Securities and Exchange Commission, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2005 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release, made during the fourth quarter earnings conference call and webcast or otherwise made by management of A&F: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates and the resulting impact on consumer spending patterns, including, but not limited to, any effects of acts of terrorism, military actions or other hostilities; the impact of ongoing competitive and pricing pressures in the apparel industry; risks associated with the seasonality of the retail industry; risks related to customer acceptance of the Company's merchandise and the ability to develop new merchandise; risks and uncertainties associated with the Company's new store concept(s); effective management of the Company's growth; changes in weather patterns; the effects of severe weather or natural disasters; unanticipated postal rate increases and changes; paper and printing costs; market price of key raw materials; the ability to source product in a timely manner from our global supplier base; political stability; currency and exchange rate risks and changes in existing or potential duties, tariffs or quotas; the availability of suitable store locations at appropriate terms; the ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release or the fourth quarter earnings conference call and webcast will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.